EXHIBIT 99.6

                   CONSENT OF O. JAY GATTEN

     I consent to the use in this amended registration statement on Form 10-SB/A-4 of my name and my services as an expert and consultant to Valley High Mining Company, a Nevada corporation.

     Dated this 20th day of January, 2006.



                         /s/ O. Jay Gatten
                         O. Jay Gatten